As filed with the Securities and Exchange Commission on June 30, 2004
                                                           Registration No. 333-
================================================================================


                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                                   ------------
                                     FORM S-8
                              REGISTRATION STATEMENT
                           AND POST-EFFECTIVE AMENDMENT
                                    UNDER THE
                              SECURITIES ACT OF 1933
                                   ------------

                         The Bear Stearns Companies Inc.
              (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                      13-3286161
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                                383 Madison Avenue
                             New York, New York 10179
                                  (212) 272-2000
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                         The Bear Stearns Companies Inc.
                     Long-Term Incentive Stock Award Program
                             (Full Title of the Plan)


                              Samuel L. Molinaro Jr.
               Executive Vice President and Chief Financial Officer
                         The Bear Stearns Companies Inc.
                                383 Madison Avenue
                             New York, New York 10179
                                  (212) 272-2000
            (Name, Address, including Zip Code, and Telephone Number,
                    including Area Code, of Agent For Service)

                                    Copies to:
                              Dennis J. Block, Esq.
                        Cadwalader, Wickersham & Taft LLP
                                 100 Maiden Lane
                             New York, New York 10038
                                  (212) 504-6000
                                ------------------

                                                   CALCULATION OF REGISTRATION FEE

====================================================================================================================================
   Title of Each Class of Securities      Amount to be   Proposed Maximum Offering         Proposed Maximum           Amount of
           to be Registered              Registered(1)       Price Per Unit(2)       Aggregate Offering Price(2) Registration Fee(2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share   16,378 shares            $84.245                      $1,379,764.61         $142.23 (3)
====================================================================================================================================

(1) Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.
(2) Pursuant to Rule 457 under the Securities Act of 1933, the proposed maximum aggregate offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on June 24, 2004.
(3) Pursuant to Rule 429(b) under the Securities Act of 1933, this Registration Statement includes 3,053 shares of Registrant's Common Stock previously registered on Form S-8 (Registration No. 333-106631) filed on June 30, 2003. In connection with such previously registered shares, the Registrant paid a fee of $80.84 of which $20.81 is attributable to the 3,053 shares being carried forward. In connection with this Registration Statement, the Registrant is paying a fee based solely on the 13,325 additional shares of Registrant's Common Stock being registered.

      Pursuant to Rule 429 under the Securities Act of 1933, the reoffer prospectus included in this Registration Statement is a combined reoffer prospectus and relates to this Registration Statement and Registration Statement No. 333-106631. This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-106631.

                                Explanatory Note

The Company previously filed a Registration Statement No. 333-106631 on Form S-8 to register shares of its Common Stock issued or issuable pursuant to its Long-Term Incentive Stock Award Program. This Registration Statement includes 3,053 shares of Common Stock previously registered on Registration Statement No. 333-106631 and additional shares that have been acquired by the Selling Stockholders. Pursuant to Rule 429 of the Securities Act of 1933, as amended, in addition to being a new registration statement for the additional shares, this Registration Statement also serves as a Post-Effective Amendment No. 1 to Registration Statement No. 333-106631 for the purposes of adding a combined reoffer prospectus.

This Registration Statement is being filed solely for purposes of registering the shares for resale by the Selling Stockholders. The reoffer prospectus which is filed as a part of this Registration Statement has been prepared in accordance with the requirements of Form S-3, and pursuant to General Instruction C of Form S-8 may be used for reoffers or resales of the shares that have been acquired by the Selling Stockholders.

                               REOFFER PROSPECTUS

                         The Bear Stearns Companies Inc.


                          16,378 Shares of Common Stock


     Certain of our employees, all of whom are named in this prospectus, may offer and sell from time to time, for their own accounts up to 16,378 shares of our Common Stock that they acquired in connection with grants of restricted stock units pursuant to our Long-Term Incentive Stock Award program. We will not receive any of the proceeds from such sales.

     The Selling Stockholders propose to sell the shares from time to time in transactions occurring either on or off the New York Stock Exchange at prevailing market prices or at negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts.

     The Selling Stockholders and participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in which event any profit on the sale of shares by those Selling Stockholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

     Bear, Stearns & Co. Inc. and/or Bear, Stearns Securities Corp., subsidiaries of The Bear Stearns Companies Inc., may act as a broker on behalf of one or more of the Selling Stockholders.

     The Common Stock is traded on the New York Stock Exchange under the symbol "BSC". On June 29, 2004, the closing price of the Common Stock on the Exchange was $84.81 per share.



     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.









                                  June 30, 2004

     You should only rely on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The Common Stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                                ----------------

                                TABLE OF CONTENTS

                                                                            Page

Where You Can Find More Information..........................................2
Forward Looking Statements...................................................3
The Company..................................................................4
Selling Stockholders.........................................................7
Plan of Distribution.........................................................9
Experts.....................................................................10



                       WHERE YOU CAN FIND MORE INFORMATION

     We file current, annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the SEC. You may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's internet site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     Our website is http://www.bearstearns.com. We make available free of charge on our website, via a link to the SEC's internet site at http://www.sec.gov, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

     In addition, we currently make available on http://www.bearstearns.com our most recent annual report on Form 10-K, our quarterly reports on Form 10-Q for the current fiscal year and our most recent proxy statement, although in some cases these documents are not available on our website as soon as they are available on the SEC's internet site. You will need to have on your computer the Adobe Acrobat Reader software to view these documents, which are in the .PDF format.

     We have filed with the SEC a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock issuable pursuant to Long-Term Incentive Stock Award Program. This prospectus, which constitutes a part of that Registration Statement, does not include all the information contained in that Registration Statement and its exhibits. For further information with respect to the Company and the Common Stock, you should consult the Registration Statement and its exhibits. Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The

Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

     The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

     The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

            (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2003;

            (ii) the Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 2004;

            (iii) the Current Reports on Form 8-K dated December 15, 2003, December 17, 2003, December 17, 2003, January 7, 2004, January 21, 2004,
      March 3, 2004, March 17, 2004, March 18, 2004, March 18, 2004, April 1,
      2004, May 25, 2004, June 16, 2004 and June 16, 2004; and

            (iv) the description of the Common Stock, which is registered under
      Section 12 of the Exchange Act, set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985.

     We will provide to you without charge, a copy of any or all documents incorporated by reference into this prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). You may request copies by writing or telephoning us at our Investor Relations Department, The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179; telephone number (212) 272-2000.

                           FORWARD LOOKING STATEMENTS

     Certain statements included in or incorporated by reference into this prospectus including (without limitation) certain matters discussed under "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures about Market Risk" included in or incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended November 30, 2003 and our Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 2004, which have been filed with the SEC, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

                                   THE COMPANY

     We are a holding company that, through our broker-dealer and international bank subsidiaries, principally Bear, Stearns & Co. Inc. ("Bear Stearns"); Bear, Stearns Securities Corp. ("BSSC"); Bear, Stearns International Limited ("BSIL") and Bear Stearns Bank plc ("BSB") is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. BSSC, a subsidiary of Bear Stearns, provides professional and correspondent clearing services, in addition to clearing and settling customer transactions and certain of our proprietary transactions. In addition to conducting a substantial portion of our operating activities through certain of our regulated subsidiaries (Bear Stearns, BSSC, BSIL and BSB), we also conduct significant activities through other wholly-owned subsidiaries including: Bear Stearns Global Lending Limited ("BSGL"), Custodial Trust Company ("CTC"), Bear Stearns Financial Products Inc. ("BSFP"), Bear Stearns Capital Markets Inc. ("BSCM"), EMC Mortgage Corporation ("EMC"), Bear Stearns Mortgage Capital Corporation ("BSMCC"), Bear Stearns Credit Products Inc. ("BSCPI") and Bear Stearns Forex Inc. ("BSFX").

     Our business includes:

o market-making and trading in US government, government agency, corporate debt and equity, mortgage-related, asset-backed, municipal securities and high yield products;

o trading in options, futures, foreign currencies, interest rate swaps and other derivative products;

o     securities, options and futures brokerage;

o     providing securities clearance services;

o managing equity and fixed income assets for institutional and individual clients;

o     financing customer activities;

o     securities lending;

o     securities and futures arbitrage;

o involvement in specialist activities on the NYSE, American Stock Exchange LLC and International Securities Exchange;

o     underwriting and distributing securities;

o     arranging for the private placement of securities;

o assisting in mergers, acquisitions, restructurings and leveraged transactions;

o     making principal investments in leveraged acquisitions;

o     engaging in commercial real estate activities;

o     investment management and advisory services; and

o     fiduciary, custody, agency and securities research services.

Our business is conducted:

o     from our principal offices in New York City;

o from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco and San Juan;

o from representative offices in Beijing, Herzliya, Hong Kong, Sao Paulo and Shanghai;

o through international offices in Dublin, Hong Kong, London, Lugano, Milan, Singapore and Tokyo; and

o through joint ventures with other firms in Belgium, Greece, Spain, and Sweden.

Our international offices provide services and engage in investment activities involving foreign clients and international transactions. Additionally, certain of these foreign offices provide services to US clients.

     Bear Stearns and BSSC are broker-dealers registered with the SEC. Additionally, Bear Stearns is registered as an investment adviser with the SEC. Bear Stearns and/or BSSC are also members of the NYSE, all other principal US securities and futures exchanges, the National Association of Securities Dealers, Inc., the Commodity Futures Trading Commission, the National Futures Association and the ISE. Bear Stearns is a "primary dealer" in US government securities as designated by the Federal Reserve Bank of New York.

     BSIL is a full service broker-dealer based in London and among other European exchanges, is a member of Eurex Deutschland, the International Petroleum Exchange, Euronext Liffe, Euronext Paris and NASDAQ Europe. BSIL is supervised by and is regulated in accordance with the rules of the Financial Services Authority.

     BSB is an Ireland-based bank, which was registered in 1996 and subsequently granted a banking license on April 10, 1997 under the Irish Central Bank Act, 1971. BSB allows our existing and prospective clients the opportunity of dealing with a banking counterparty.

     CTC, an FDIC insured New Jersey state chartered bank, offers a range of trust, lending and securities-clearance services. CTC provides the Company with banking powers including access to the securities and funds-wire services of the Federal Reserve System. CTC provides trust, custody, agency and securities lending services for institutional accounts; commercial and margin lending; the clearance of government securities for institutions and dealers; and the processing of mortgage and mortgage-related products, including derivatives and collateralized mortgage obligations products. At November 30, 2003, CTC held approximately $107 billion of assets for clients, including institutional clients such as pension funds, mutual funds, endowment funds and insurance companies.

     BSFP transacts business as a triple-A-rated counterparty to eligible clients, offering a wide range of fixed income and equity derivative products. Eligible clients are those rated A3 or better by Moody's Investors Service, Inc. and A- or better by Standard & Poor's Ratings Services or counterparties acceptable to both rating agencies. BSFP transfers its market risk associated with derivative transactions to Bear Stearns Capital Markets Inc., an affiliate of BSFP and a wholly-owned subsidiary of the Company. BSFP is incorporated in the state of Delaware.

     BSCM is engaged in fixed income derivatives transactions and hedges associated therewith. BSCM is incorporated in the state of Delaware.

     EMC is a HUD and Freddie MAC approved lender based in Irving, Texas. EMC purchases both conforming and non-conforming, investment-grade and non-investment grade, conventional fixed rate and adjustable rate residential mortgage loans with servicing released or retained and sells such loans to investors. EMC also purchases and sells residual certificates and mortgage servicing rights. In addition, through a subsidiary, EMC may originate commercial construction loans through approved brokers.

     BSMCC buys conventional residential mortgages as a secondary market conduit and resells these mortgages to institutional investors as whole loans or to a special purpose entity in conjunction with a securitization transaction.

     BSCPI is engaged in credit derivatives transactions and hedges associated therewith. BSCPI is incorporated in the state of Delaware.

     BSFX is a foreign exchange dealer engaged in foreign currency transactions and hedges associated therewith. BSFX is incorporated in the state of Delaware.

     We are incorporated in the State of Delaware. Our principal executive office is located at 383 Madison Avenue, New York, New York 10179, and our telephone number is (212) 272-2000. Our internet address is http://www.bearstearns.com. Unless otherwise stated in this prospectus, the terms "Company," "we," "us" and "our" refer to The Bear Stearns Companies Inc. and its subsidiaries.

                              SELLING STOCKHOLDERS

     This prospectus relates to shares of Common Stock that have been acquired by the Selling Stockholders named below in connection with grants of restricted stock units pursuant to our Long-Term Incentive Stock Award program.

     Each of the Selling Stockholders is an employee of the Company or one of its subsidiaries. The following table sets forth:

      o the name and principal position or positions over the past three years with the Company of each Selling Stockholder;

      o the number of shares of Common Stock each Selling Stockholder beneficially owned as of June 28, 2004;

      o the number of shares of Common Stock acquired by each Selling Stockholder in connection with grants of restricted stock units pursuant to our Long-Term Incentive Stock Award program and being registered under this Registration Statement, some or all of which shares may be sold pursuant to this prospectus; and

      o the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each Selling Stockholder following this offering, assuming the sale pursuant to this offering of all shares acquired by such Selling Stockholder in connection with grants of restricted stock units pursuant to our Long-Term Incentive Stock Award program and registered under this Registration Statement.

There is no assurance that any of the Selling Stockholders will sell any or all of the shares offered by them under this Registration Statement. The address of each Selling Stockholder is c/o The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179.

                                                                                                        Shares Beneficially
                                                                                                          Owned After this
                                                                                                              Offering
                                                                                                              --------
                           Position(s) with       Shares Beneficially    Shares Covered by this
Selling Stockholder          the Company            Owned (1)(2)(3)            Prospectus             Number           Percent
-------------------          -----------            ---------------            ----------        ---------------- ----------------

Jeffrey M. Farber            Senior Managing                   497                    250                    247               *
                             Director and
                             Controller

Michael Minikes (a)(4)       Senior Managing               267,586                  7,586                260,000               *
                             Director and
                             Treasurer

Samuel L. Molinaro Jr.       Senior Managing                31,589                  8,542                 23,047               *
                             Director,
                             Executive Vice
                             President and
                             Chief Financial
                             Officer

---------------------

* Less than one (1%) percent.

(a)   Former member of the Board of Directors of the Company.

(1) Nature of beneficial ownership is sole voting and investment power except as indicated in subsequent notes.

(2) Includes shares of Common Stock owned by the Selling Stockholders through The Bear Stearns Companies Inc. Employee Stock Ownership Plan (the "ESOP"). Shares owned by the ESOP that are allocated to employees' accounts are voted on a "pass through" basis by the employees to whose accounts such shares are allocated. Shares not allocated to accounts and allocated shares for which voting directions have not been received are voted by the trustee of the ESOP in proportion to the manner in which allocated shares are directed to be voted by participants in the ESOP.

(3) Does not include an aggregate of 440,536 shares underlying units credited under the Capital Accumulation Plan to the indicated individuals because such individuals neither have the present ability to direct the vote nor the ability to dispose of such shares and will not have such rights within 60 days. Does not include an aggregate of 13,326 shares underlying unvested units granted under the Long-Term Incentive Stock Award program to the indicated individuals because such individuals neither have the present ability to direct the vote nor the ability to dispose of such shares and will not have such rights within 60 days.

(4) Does not include 1,780 shares of Common Stock owned by Mr. Minikes' wife, as to which shares Mr. Minikes disclaims beneficial ownership.

                              PLAN OF DISTRIBUTION

     Shares covered by this prospectus will be sold by the Selling Stockholders as principals for their own account. We will not receive any proceeds from sales of any shares by Selling Stockholders.

     The Selling Stockholders or their pledgees, donees, transferees or other successors in interest (including Bear Stearns to the extent that shares may be sold from a margin account) may sell shares pursuant to this prospectus from time to time:

      o in transactions (including one or more block transactions) on the NYSE;

      o     in the public market off the NYSE;

      o     in privately negotiated transactions;

      o     through put or call options transactions relating to the shares; or

      o     in a combination of such transactions.

Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. Sales may be made through brokers or to dealers, and such brokers or dealers may receive compensation in the form of commissions or discounts not exceeding those customary in similar transactions. Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by a Selling Stockholder will be borne by that Selling Stockholder.

     The Selling Stockholders and any dealer acting in connection with the offering or any broker executing a sell order on behalf of a Selling Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of shares by a Selling Stockholder and any commissions or discounts received by any such broker or dealer may be deemed to be underwriting compensation under the Securities Act. In addition, any such broker or dealer may be required to deliver a copy of this prospectus to any person who purchases any of the shares from or through such broker or dealer.

     Bear Stearns and/or BSSC may act as a broker on behalf of one or more of the Selling Stockholders in connection with sales under this prospectus and may receive customary commissions in connection therewith. Bear Stearns and BSSC are member firms of the NASD and their activities in connection with the offering will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

     In order to comply with the securities laws of certain states, if applicable, the shares will be sold only through registered or licensed brokers or dealers.

                                     EXPERTS

     The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from our 2003 Annual Report on Form 10-K for the year ended November 30, 2003 have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their reports, which are incorporated in this prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

     The following documents filed by the Company with the SEC pursuant to
Section 13 of the Exchange Act (File No. 1-8989), are incorporated herein by reference: (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2003; (ii) the Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 2004;
(iii) the Current Reports on Form 8-K dated December 15, 2003, December 17, 2003, December 17, 2003, January 7, 2004, January 21, 2004, March 3, 2004, March
17, 2004, March 18, 2004, March 18, 2004, April 1, 2004, May 25, 2004, June 16,
2004 and June 16, 2004; and (iv) the description of the Common Stock, which is registered under Section 12 of the Exchange Act, set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities.

     Not Applicable.

Item 5.     Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.     Indemnification of Directors and Officers.

     Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

   Article VIII of the Company's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Company against certain liabilities incurred as a result of their duties as such and also provides for the elimination of the monetary liability of directors for certain actions as such. The Company's Restated Certificate of Incorporation is filed as Exhibit 4(a)(1) to the Registration Statement on Form S-3 (No. 333-57083) filed June 17, 1998, and the Certificate of Amendment of Restated Certificate of Incorporation, dated April 2, 2001, is filed as Exhibit 4(a)(2) to the Registration Statement on Form S-8 (No. 333-92357) filed June 14, 2001.

     We have in effect reimbursement insurance for our directors' and officers' liability claims and directors' and officers' liability insurance indemnifying, respectively, ourselves and our directors and officers within specific limits for certain liabilities incurred by them, subject to the conditions and exclusions and deductible provisions of the policies.

     For the undertaking with respect to indemnification, see Item 9.

Item 7.     Exemption from Registration Claimed.

     Not Applicable.

Item 8.     Exhibits.

            Exhibit No.    Description
            -----------    -----------

            4(a)(1)     -- Restated Certificate of Incorporation of the
                           registrant (incorporated by reference to Exhibit 4(a)(1) to the Registration Statement on Form S-3 (File No. 333-57083)).

            4(a)(2)     -- Certificate of Amendment of Restated Certificate
                           of Incorporation of the registrant (incorporated by reference to Exhibit 4(a)(2) to the Registration Statement on Form S-8 (File No. 333-92357)).

            4(a)(3)     -- Certificate of Stock Designation relating to the
                           registrant's 6.15% Cumulative Preferred Stock, Series E (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January 14, 1998).

            4(a)(4)     -- Certificate of Stock Designation relating to the
                           registrant's 5.72% Cumulative Preferred Stock, Series F (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April 20,
                           1998).

            4(a)(5)     -- Certificate of Stock Designation relating to the
                           registrant's 5.49% Cumulative Preferred Stock, Series G (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18,
                           1998).

            4(a)(6)     -- Certificate of Elimination of the Cumulative
                           Convertible Preferred Stock, Series A; Cumulative Convertible Preferred Stock, Series B; Cumulative Convertible Preferred Stock, Series C; and Cumulative Convertible Preferred Stock, Series D of the registrant (incorporated by reference to Exhibit 4(d)(9) to the Current Report on Form 8-K filed on January 15, 2002).

            4(a)(7)     -- Certificate of Elimination of the 7.88% Cumulative
                           Convertible Preferred Stock, Series B of the registrant (incorporated by reference to Exhibit 4(d)(10) to the Current Report on Form 8-K filed on January 15, 2002).

            4(a)(8)     -- Certificate of Elimination of the 7.60% Cumulative
                           Convertible Preferred Stock, Series C of the registrant (incorporated by reference to Exhibit 4(d)(11) to the Current Report on Form 8-K filed on January 15, 2002).

            Exhibit No.    Description
            -----------    -----------

            4(a)(9)     -- Certificate of Elimination of the Adjustable Rate
                           Cumulative Preferred Stock, Series A of the registrant (incorporated by reference to Exhibit 4(a)(9) to the Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (File No. 333-108976)).

            4(b)        -- Amended and Restated By-laws of the registrant as
                           amended through January 8, 2002 (incorporated by reference to Exhibit 4(d)(6) to the Current Report on Form 8-K filed on January 15, 2002).

            10         --  Form of  Long-Term  Incentive  Stock Award  Agreement
                           (incorporated  by  reference  to  Exhibit  10 to  the
                           Registration   Statement   on  Form  S-8   (File  No.
                           333-106567)).

            23         --  Consent of Deloitte & Touche LLP.

            24         --  Power of attorney  (included in the  signature  pages
                           to the Registration Statement).

     An opinion of counsel (Exhibit 5) is not being filed since the securities being registered are not original issuance securities.


Item 9.     Undertakings.

     The undersigned registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(i) and
(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
      Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 30, 2004.



                                           THE BEAR STEARNS COMPANIES INC.



                                           By: /s/ Samuel L. Molinaro Jr.
                                              ----------------------------------
                                                   Samuel L. Molinaro Jr.
                                                  Executive Vice President
                                                and Chief Financial Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan C. Greenberg, James E. Cayne and Samuel L. Molinaro Jr. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 30, 2004.



             Signature                                   Title
             ---------                                   -----

                       THE BEAR STEARNS COMPANIES INC.


        /s/ Alan C. Greenberg             Chairman of the Executive Committee and
------------------------------------         Director
          Alan C. Greenberg


         /s/ James E. Cayne               Chairman of the Board, Chief Executive Officer
------------------------------------         (Principal Executive Officer) and Director
           James E. Cayne



        /s/ Carl D. Glickman              Director
------------------------------------
          Carl D. Glickman


                                          Director
------------------------------------
        Donald J. Harrington


                                      II-5


             Signature                                   Title
             ---------                                   -----


         /s/ William L. Mack              Director
------------------------------------
           William L. Mack


        /s/ Frank T. Nickell              Director
------------------------------------
          Frank T. Nickell


                                          Director
------------------------------------
           Paul A. Novelly


        /s/ Frederic V. Salerno           Director
------------------------------------
         Frederic V. Salerno


                                          President, Co-Chief Operating Officer and
------------------------------------         Director
          Alan D. Schwartz


        /s/ Warren J. Spector             President, Co-Chief Operating Officer and
------------------------------------         Director
          Warren J. Spector


          /s/ Vincent Tese                Director
------------------------------------
            Vincent Tese


                                          Director
------------------------------------
       Wesley S. Williams, Jr.


     /s/ Samuel L. Molinaro Jr.           Executive Vice President and Chief Financial
------------------------------------         Officer
       Samuel L. Molinaro Jr.                (Principal Financial Officer)


                                          Controller
        /s/ Jeffrey M. Farber                (Principal Accounting Officer)
------------------------------------
          Jeffrey M. Farber

                                  EXHIBIT INDEX


Exhibit
Number             Description
-------            -----------
4(a)(1)         -- Restated Certificate of Incorporation of the registrant
                   (incorporated by reference to Exhibit 4(a)(1) to the Registration Statement on Form S-3 (File No. 333-57083)).

4(a)(2)         -- Certificate of Amendment of Restated Certificate of
                   Incorporation of the registrant (incorporated by reference to Exhibit 4(a)(2) to the Registration Statement on Form S-8 (File No. 333-92357)).

4(a)(3)         -- Certificate of Stock Designation relating to the
                   registrant's 6.15% Cumulative Preferred Stock, Series E (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January 14, 1998).

4(a)(4)         -- Certificate of Stock Designation relating to the
                   registrant's 5.72% Cumulative Preferred Stock, Series F (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April 20, 1998).

4(a)(5)         -- Certificate of Stock Designation relating to the
                   registrant's 5.49% Cumulative Preferred Stock, Series G (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18, 1998).

4(a)(6)         -- Certificate of Elimination of the Cumulative Convertible
                   Preferred Stock, Series A; Cumulative Convertible Preferred Stock, Series B; Cumulative Convertible Preferred Stock, Series C; and Cumulative Convertible Preferred Stock, Series D of the registrant (incorporated by reference to Exhibit 4(d)(9) to the Current Report on Form 8-K filed on January 15, 2002).

4(a)(7)         -- Certificate of Elimination of the 7.88% Cumulative
                   Convertible Preferred Stock, Series B of the registrant (incorporated by reference to Exhibit 4(d)(10) to the Current Report on Form 8-K filed on January 15, 2002).

4(a)(8)         -- Certificate of Elimination of the 7.60% Cumulative
                   Convertible Preferred Stock, Series C of the registrant (incorporated by reference to Exhibit 4(d)(11) to the Current Report on Form 8-K filed on January 15, 2002).

4(a)(9)         -- Certificate of Elimination of the Adjustable Rate
                   Cumulative Preferred Stock, Series A of the registrant (incorporated by reference to Exhibit 4(a)(9) to the Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (File No. 333-108976).

4(b)            -- Amended and Restated By-laws of the registrant as amended through January 8, 2002 (incorporated by reference to Exhibit 4(d)(6) to the Current Report on Form 8-K filed on January 15, 2002).

10              -- Form of Long-Term Incentive Stock Award Agreement
                   (incorporated by reference to Exhibit 10 to the Registration Statement on Form S-8 (File No. 333-106567)).

23              -- Consent of Deloitte & Touche LLP.

24              -- Power of attorney (included in the signature pages to the
                   Registration Statement).